UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	75-1884980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas  77007
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Director`s; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonuses for 2008

On January 26, 2009, the Compensation Committee of the Board of Directors of Kirby Corporation (the “Company”) awarded discretionary bonuses to the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “named executive officers”) under the Company’s incentive bonus plan for 2008.

The Company’s 2008 incentive bonus plan is based on the achievement of three equally weighted performance measures by each of the Company’s four business groups — inland marine transportation, diesel engine services, offshore marine transportation and container-on-barge service — and by the Company as a whole. The three performance measures are EBITDA (net earnings before interest expense, taxes on income, depreciation and amortization), return on total capital and earnings per share.

At the beginning of the year, the Compensation Committee established objectives for each of the three performance measures for the year, based on the budget for the year approved by the Board of Directors.  A target bonus expressed as a percentage of base salary was established for each participant.  Each participant’s actual bonus for the year is calculated based on the achievement of the target performance by the Company and its business groups for the year, unless the Compensation Committee or the Chief Executive Officer exercises negative discretion under the plan to reduce any participant’s bonus by up to 25% based on individual performance.  The 75% portion of the bonus that is paid to all participants is shown as the “formula bonus” in the table below.  The 25% portion subject to negative discretion is shown as the “discretionary bonus” in the table below.

At its January 26 meeting, the Compensation Committee awarded the full 100% of the bonus to each named executive officer. The total bonuses earned by each named executive officer for 2008 were as follows:

Officer	Formula Bonus	Discretionary Bonus

Joseph H. Pyne	$706,401	$235,467
President and Chief Executive Officer

C. Berdon Lawrence	$514,218	$171,406
Chairman of the Board

Stephen P. Valerius	$306,544	$102,181
Executive Vice President andChief Administrative Officer

Norman W. Nolen	$282,791	$94,264
Executive Vice President, Treasurer and Chief Financial Officer

Dorman L. Strahan	$181,431	$60,477
President, Kirby EngineSystems, Inc.

Performance Awards for 2008-2010

On January 26, 2009, the Compensation Committee of the Board of Directors of the Company granted performance awards under the Company’s 2005 Stock and Incentive Plan to Mr. Pyne, Mr. Valerius, Mr. Nolen and Mr. Strahan.  The performance awards are based on a three-year performance period beginning January 1, 2009.  The target amounts for the performance awards established for the four executive officers were $1,200,000 for Mr. Pyne, $264,000 for Mr. Valerius, $264,000 for Mr. Nolen and $122,000 for Mr. Strahan.  The percentage of the target award paid at the end of the performance period will be based on the Company’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive bonus plan, with the three factors equally weighted.  The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period.  The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 30, 2009

KIRBY CORPORATION
(Registrant)

By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President